UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company’s 2013 annual meeting of shareholders was held on August 8, 2013.

(b) At the meeting, the matters submitted to a vote of shareholders, and outcome of the vote, were as follows:

(1) Carl L. Hausmann was elected as a Class III Director for a two-year term expiring in 2015, and Jeffrey A. Eckmann, Joyce L. Fitzpatrick, John D. Rice and Norman A. Scher were elected as Class I Directors for a three-year term expiring in 2016;

(2) The appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014 was ratified;

(3) A resolution to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, was adopted; and

(4) A shareholder proposal requesting the preparation of annual reports on lobbying activities was defeated.

The voting results with respect to these matters are set forth in the tables below:

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Hausmann	69,258,402	1,019,139	11,461,747
Jeffrey A. Eckmann	69,258,989	1,018,552	11,461,747
Joyce L. Fitzpatrick	68,300,537	1,977,004	11,461,747
John D. Rice	69,256,995	1,020,546	11,461,747
Norman A. Scher	68,456,638	1,820,903	11,461,747

2.	Ratification of Independent Auditors

Votes For	Votes Against	Votes Abstained
81,221,013	489,442	28,832

There were no broker non-votes with respect to the ratification of independent auditors, which was considered a “routine” matter under the rules of the New York Stock Exchange.

3.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
68,770,959	1,240,745	265,836	11,461,747

4.	Shareholder Proposal Requesting the Preparation of Annual Reports on Lobbying Activities

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,023,720	49,657,880	9,595,940	11,461,747

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets Executive Vice President – Chief Financial Officer